Exhibit 10.3

Technical Agreement

Viragen

&

Orphan Australia

1	PURPOSE	2

2	CONFIDENTIALITY	2

3	MANUFACTURING AND PACKAGING	2

4	REPROCESSING	2

5	BATCH RELEASE DOCUMENTATION	2

6	RETAINED SAMPLES AND RECORDS	3

7	PRODUCT TESTING AND RELEASE	3

8	RECEIPT AND DISTRIBUTION BY OA	3

9	QUALITY AUDITS	4

10	COMPLAINTS	4

11	RECALL	4

12	VALIDATION	4

13	CHANGE CONTROL	5

14	SUBCONTRACTING	5

15	DURATION OF AGREEMENT	5

16	ENTIRE AGREEMENT	5

17	APPROVAL SIGNATURES	6

1	PURPOSE

This Technical Agreement is between:

Viragen International, Inc.

865 SW 78th Avenue, Suite 100, Plantation, Florida 33324

Phone: 954-233-8746 Fax: 954-233-1414

Hereinafter called: VGN

AND

Orphan Australia

48 Kangan Drive Berwick VIC 3806 Australia

Phone: +61 3 9769 5744 Fax: +61 3 9769 5944

Hereinafter called: OA

This Agreement outlines the Quality Assurance responsibilities of VGN and OA (together constituting the Parties) for the manufacture and distribution of the Product in Australia and is referred to in the License Agreement between the Parties.

2	CONFIDENTIALITY

Both Parties will treat as confidential all data supplied by the other party in connection with the manufacture of the Products, and identified as confidential, and not themselves use (except for the purposes of manufacture stated herein), or disclose, data to a third party except for registration purposes.

3	MANUFACTURING AND PACKAGING

3.1	VGN will be responsible for the manufacture, packaging and release for sale of the Product in accordance with the approved license application and its prevailing Standard Operating Procedures (SOPs).

3.2	VGN will supply to OA Product meeting the Australian approved specifications.

4.	REPROCESSING

Viragen will not reprocess any Product at any stage of manufacturing.

5.	BATCH RELEASE DOCUMENTATION

VGN agrees to provide, for each batch of Product supplied to OA, a Certificate of Analysis certifying:

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•	The batch has been manufactured and tested according to the relevant Market Authorisation and confirmed to meet all specifications

•	Released by a Qualified Person

•	The form and details of such document shall be mutually agreed by the Parties.

6.	RETAINED SAMPLES AND RECORDS

6.1	VGN agrees to ensure that reference and retained samples for each lot of Product supplied to OA are kept for a period of two years after expiry of the finished Product lot. The amount of reference samples must be sufficient for at least two (2) analyses, excluding sterility testing.

6.2	Batch records will be retained by VGN for at least seven (7) years.

7.	PRODUCT TESTING AND RELEASE

7.1	Before shipping Products to OA, VGN will test Products according to approved testing procedures.

7.2	VGN will be responsible for testing and releasing finished Products for shipment to OA.

7.3	Release of Product for shipment to OA will include documented release and certification by a Qualified Person and said documented Release of Product is sufficient to allow OA to commence selling the Product in the Territory.

7.4	The Qualified Person releasing the batch of Product for sale will ensure that each batch has been manufactured and checked for compliance with the requirements of the approved Market Authorization

7.5	Any deviation from the process during manufacture must be explained and documented in the batch records and approved by VGN Quality Assurance.

7.6	VGN is responsible for investigating any test result, which fails to meet specification. Each investigation report must include corrective action, where identifiable, and be approved by VGN Quality Assurance. In addition, see Article 9.2 through and including Article 9.12 of the License Agreement.

7.7	VGN will notify OA if any problems are discovered that may impact on batches already shipped to OA.

8.	RECEIPT AND DISTRIBUTION BY OA

8.1	OA will positively identify all batches of the Product received through a physical inspection of the external packaging (shipping cases) of the Product to confirm there is no damage from the shipping process and the external labeling to confirm that it is current.

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8.2	Any notification to the Registration Authorities with respect to post-distribution extraordinary events or significant deviations will be the responsibility of OA.

9.	QUALITY AUDITS

9.1	OA reserves the right to inspect areas of VGN’s premises, or those of its contractors, connected with the manufacture and testing of the Product during normal business hours and after giving reasonable written notice and causing minimum disruption to the operations.

9.2	VGN reserves the right to inspect areas of OA’s premises connected with the storage and distribution of Product during normal business hours and after giving reasonable written notice and causing minimum disruption to the operations.

9.3	Refer to the License Agreement for more details on site inspections, reports and communications.

10.	COMPLAINTS

10.1	OA will have the responsibility of handling complaints with the assistance, as required, of VGN.

10.2	All Technical complaints received by OA will be forwarded for evaluation to VGN who will respond in a reasonable period, approximately ten working (10) days. All such complaints will be entered into VGN’s complaint system.

10.3	Final disposition of complaints will be the responsibility of OA in consultation with VGN.

10.4	Refer to the License Agreement and Safety Agreement for more details on handling of Product Complaints.

11.	RECALL

11.1	OA is responsible for the recall of Product distributed in the Territory. In the event of a recall, VGN will provide support in areas of analysis and documentation review at no cost to OA.

11.2	VGN will provide OA with such information required as the result of a regulatory agency inspection which may involve the Product, Product Recall, complaint or product investigation, and agrees to courier said information within forty-eight (48) hours or as mutually agreed upon in writing.

11.3	Refer to the License Agreement and the Safety Agreement for details of handling Product Recall activities.

12.	VALIDATION

12.1	VGN is responsible for assuring that equipment and facilities used in the manufacture of the Product have been appropriately validated.

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12.2	VGN is responsible for process validation for the manufacture of the Product.

12.3	OA is responsible for the use of appropriately validated shipping configuration(s) for the Product.

13.	CHANGE CONTROL

13.1	VGN will communicate any major or significant change affecting the quality of the Product or approved regulatory information to OA prior to implementation of the change. These changes include production and testing sites, formulation, raw material or its source, method of manufacture, equipment, packaging, specifications of active ingredient and finished Product, analytical control methods (excluding pharmacopoeia updates), labeling, shelf life, etc.

13.2	OA will be responsible for communicating this information to the competent authority for pre-approval before the changes are made, or in accordance with the regulations in each Country in the Territory.

13.3	VGN will communicate all changes to the Product required by other Registration Authorities and will keep OA apprised of its plan to make such changes, including any Registration activities that may be required.

14	SUBCONTRACTING

14.1	In the event that VGN arranges third party manufacture or packaging of the Product, VGN is responsible for ensuring that such third parties will perform all actions and provide information such that VGN can fulfill the requirements of the Technical Agreement.

15.	DURATION OF AGREEMENT

This Technical Agreement will commence from the Effective Date and will remain valid until the expiration or termination of the License Agreement between VGN and OA. This Agreement may be modified as required with the consent of both Parties.

16.	ENTIRE AGREEMENT

This Agreement and the Safety Agreement and the License Agreement between the Parties contain the entire understanding of the Parties with respect to the subject matter hereof. All express or implied agreements and understandings, either oral or written, heretofore made are expressly merged in and made a part of this Agreement. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by both Parties hereto. In the event of conflict between this Agreement and the License Agreement, the terms of the License Agreement shall prevail.

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17.	APPROVAL SIGNATURES

On behalf of OA and VGN, we agree to the conditions and respective responsibilities as set out in this document.

SIGNED for and on behalf of	)
Viragen International, Inc. by:	)	Signature

Print Name Charles A. Rice
Date: December 21, 2006
Title President & CEO

SIGNED for and on behalf of	)
Orphan Australia Pty Ltd by:	)	Signature

Print Name
Date: December 22, 2006
Title: Scientific Affairs Manager

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Appendix 1: RESPONSIBILITY CHART

Viragen and OA

Schedule of Technical Responsibilities

OA     Approved by:                                             Date: December 22, 2006

VGN   Approved by:                                             Date: December 21, 2006

	OA	VGN
Formulation	☐	■

Manufacturing instructions	☐	■

Specifications for raw materials	☐	■

raw materials supply and testing	☐	■

	☐	■

	☐	■

In process controls	☐	■

Specifications for bulk material	☐	■

Bulk testing and release	☐	■

Specifications for packaging material	☐	■

Artwork for printed material	■	■

Packaging material supply & testing	☐	■

Retained samples raw materials	☐	■

Retained samples bulk	☐	■

Retained samples finished product	☐	■

Specifications for finished product	☐	■

Testing and release for shipment	☐	■

Release for sale	☐	■

Storage and shipping of finished product	■	☐

Complaints	■	■

Recall	■	■

Stability testing	☐	■

Process validation	☐	■

Disposal of samples or rejected printed material or finished product	■	■

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